                                                                    EXHIBIT 10.2

                          COMMERCIAL VARIABLE RATE LOAN

                                    AGREEMENT


We, NATIONAL WESTMINSTER BANK PLC and any person to whom we transfer our rights or duties under this agreement agree to offer you a loan under the terms and conditions set out below and on the attached appendix. The first part of the appendix explains some of the words and phrases used in this agreement.

1        DATE OF OFFER: 29TH AUGUST 2002

2(A) YOUR NAME: PRESTOLITE ELECTRIC LIMITED (REGISTERED NO. 1189048) CLEVELAND ROAD, LEYLAND, PRESTON, LANCASHIRE, PR5 1XB.

2(B)     YOUR PARENT: PRESTOLITE ELECTRIC INCORPORATED

3        LENDING BRANCH: CHELTENHAM

4        AMOUNT:(POUND)4,066,000 (FOUR MILLION AND SIXTY SIX THOUSAND POUNDS)

5 PURPOSE OF THE LOAN: CONSOLIDATE EXISTING TERM LOANS AND ONE MILLION POUNDS OF HARDCORE FROM WITHIN THE GROUP OVERDRAFT.

6        PERIOD OF THE LOAN: FIVE YEARS

7 INTEREST RATE: You will pay interest at a rate equal to the sum of 1.375% per year plus the Bank's base rate from time to time.

8 FEE:(pound)20,000 due on the date on which you accept our offer as set out in paragraph 3 of thE appendix.

9 DRAWING THE LOAN: You may draw the Loan in full in one amount or in stages. If stage drawings are required, these are permitted subject to minimum single drawings of (pound)20,000. Full drawdown must be achieved within 12 months of the Agreement Date. If the Loan is not drawn in full within this period, the undrawn part of the Loan will be deemed to be cancelled and no longer available for drawing.

10 REPAYMENT: You must have repaid the Loan in full on the last day of the period shown in term 6 of this agreement (such period commencing on the earlier of the date on which the Loan is drawn in full and the date on which any undrawn part of the Loan is cancelled under term 9 of this agreement).

         Subject always to our rights under paragraph 12 of the appendix,

                  You will repay the Loan by 60 instalments of principal and interest payable every month. We will tell you the amounts you need to pay to repay the Loan in full by the last day of the period shown in term 6 of this agreement together with interest which will be calculated in the manner referred to in paragraph 4 of the appendix. Such instalments will commence one month after the date on which you draw the Loan

                  From time to time we will tell you the instalments you must pay.

                  From the date on which a drawing is first made under the Loan until such date as you commence your instalments of principal and interest hereunder, interest at the rate specified in this agreement may be debited to your loan account on our usual charging days in March, June, September and December.



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                          COMMERCIAL VARIABLE RATE LOAN

11       SECURITY:

         First Legal Mortgage over premises at Larden Road, Acton, London, W3
         7RP.
         Unlimited Composite cross guarantee structure & Mortgage debentures between;
         Prestolite Electric Limited
         Prestolite Wales Limited
         H B Switchgear (Contractors) Limited

12       FINANCIAL AGREEMENTS:

         You agree to the following:-

         PLEASE SEE paragraph 2 of the appendix for an explanation of the words and phrases used below.
(a) You will not allow Total Borrowing to be more than 100% of Tangible Net
    Worth.
(b) You will not allow Cash Generated to be less than 110% of Debt Service
    Costs.
(c) You will not allow Profit to be less than 250% of Borrowing Costs.
(d) You will not allow Capital Expenditure to be more than 100% of depreciation.
(e) Any Parental Loan plus all other payments to Parent to be subordinated to Bank Debt.
(f) Management Information to be provided monthly within 30 days of the month end to which the informtion relates. To include Profit & Loss, Balance Sheet, Aged Debtor Summary, Cash Flow Statements and specific commentary on Working Capital movements.
(g) The Bank's consent must be given prior to any non-trade related payments to the Parent or other group subsidery.
(h) No preference shares or redeemable ordinary shares to be withdrawn/repaid during the term of this loan.
(i) Acquisitions of more than (pound)500,000 not to be made without the Bank's prior agreement.
(j) You will not and you (and your Parent (if specified in term 2(b)) will procure that none of your (or if your Parent is specified in term 2(b) its) subsidiary undertakings as defined by S. 258 of the Companies Act 1985 ("Subsidiary Undertakings") will, without our prior written consent either create, extend or increase any security interest on the whole or any part of your or the Group's undertaking, property or assets (including uncalled capital) whether present or future. Security interest includes (without limitation) liens, pledges, charges, mortgages or other encumbrances.
(k) You will provide us with such financial and other information relating to you or to the Group as we may reasonably require including (without limitation) copies of the consolidated audited accounts of the Group not later than six months after the end of the accounting period to which they relate.

         In order to verify whether you are complying with these covenants, we will refer to your management accounts on a quarterly basis and audited on an annual basis, for the consolidated accounts of Prestolite Electric Limited.
         In respect of the Cash Generated and Profit agreements (b & c detailed above), these will be tested quarterly on a tweleve month rolling basis (i.e. March to March, June to June, September to September and December to December).





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                          COMMERCIAL VARIABLE RATE LOAN

13       OVERDUE PAYMENTS:

         If you do not make any payment under this agreement on the date it is due, then, without prejudice to our other rights, we will charge interest on the overdue amount from the date it was due to the date upon which we receive payment (as well after as before judgement). This will be calculated (and compounded in accordance with our normal practice) on the basis of a year of 365 days and the actual number of days elapsed.

         You will pay interest to us at a rate which is equal to the sum of:-

                  5% per year; and

                  our base rate from time to time

         Any late payments may be debited to a separate account.

14       EARLY REPAYMENT:

         Paragraph 7 of the appendix gives details of how you may ask to repay the Loan before the specified repayment dates. In connection with paragraph 7 of the appendix, the prepayment fee is 0.5% of the amount which you prepay.

15       ENVIRONMENTAL LIABILITIES

         Paragraph 18 of the Appendix will apply.

16 Prestolite Electric Incorporated, a corporation incorporated under the laws of the State of Delaware in the United States of America ("Prestolite US"), joins in the execution of this Loan Agreement for the purpose of confirming its acknowledgement of and agreement with the terms and conditions of this Loan Agreement.

         Prestolite US is the primary Obligor. National Westminster Bank Plc, Prestolite UK and Prestolite US acknowledge and agree as follows with respect to the Loan established by this Loan Agreement;

         Prestolite US is the primary obligor with respect to the Loan, not withstanding any other provision of this Loan Agreement, which may imply otherwise.

         As a matter of administrative convenience, Prestolite US has determined that its wholly owned subsidiary, Prestolite UK, will service the Loan as an accommodation to Prestolite US.

         For purpose of Prestolite US's Senior Note Indenture, the Loan is intended to and shall be deemed to be "Indebtedness" permitted by Section 4.3.b (ix) of such Senior Note Indenture.

         The above will not prejudice the rights and actions of National Westminster Bank Plc to exercise the terms & conditions of the Loan Agreement with Prestolite Electric Limited.





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                          COMMERCIAL VARIABLE RATE LOAN

                                    APPENDIX


1             AGREEMENT

              This appendix forms part of the agreement between us.

              If we refer to a paragraph, this will mean a paragraph of this appendix. If we refer to a term this will mean a term of the agreement.

2             MEANINGS AND WORDS AND PHRASED USED IN THIS AGREEMENT

              THE 'AGREEMENT DATE' means the date on which our offer is accepted in the way set out in paragraph 3 of the appendix.

              'BUSINESS DAY' shall mean a day on which banks in general are open in the City of London for the transaction of business of the nature set out in this agreement.

              'EVENT OF DEFAULT' shall mean any event specified in paragraph 12 of the appendix.

              'THE GROUP' means you and your (or where your Parent is specified in term 2(b) your Parent and its) subsidiary undertakings (as defined by Section 258 of the Companies Act 1985) taken as a whole (and, save where the context does not admit, any of them individually); if there are no subsidiary undertakings for the time being, references to the Group shall be taken to be references to you and the word "consolidated" in relation to any accounts or other financial matters shall be ignored.

              THE 'LOAN' means the loan facility which we have agreed to provide under the terms and subject to the conditions of this agreement and, where necessary, it will mean all amounts owed under this agreement.

              'YOUR PARENT' is the company shown in term 2(b) of the agreement

              'THE OFFER DATE' is the date shown in term 1 of the agreement. This is the date on which we make the written offer of the Loan.

              'SECURITY' means the security shown in term 11 of the agreement and any other security which you provide under paragraph 5 of the appendix.

              'SUBSIDIARY UNDERTAKING' shall mean a subsidiary undertaking (as defined by S.258 of the Companies Act 1985).

                The following definitions apply to the financial agreements in term 13 of the agreement.

                'BORROWING COSTS' means, in respect of any financial period, all continuing, regular or periodic costs, charges and expenses (including but not limited to, interest and any capitalised interest) incurred by the Group in effecting, servicing or maintaining Total Borrowing.

                'CAPITAL EXPENDITURE' means, in respect of any financial period, the aggregate expenditure of the Group on the purchase of fixed assets (as determined in accordance with generally accepted United Kingdom accounting principles (consistently applied)).



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                          COMMERCIAL VARIABLE RATE LOAN

                'CASH GENERATED' means, in respect of any financial period, the sum of:-

                  (i)  Profit; plus

                  (ii) an amount equal to the depreciation charged on fixed assets of the Group during such period and any other non-cash movements; plus

                  (iii) an amount equal to any decrease in net working capital (being, in respect of any period, the net surplus (or deficit) of the aggregate stock in trade of the Group and the amount owed to members of the Group by debtors less the amount owed by them to creditors at the end of such period); plus

                  (iv) the proceeds of new ordinary or other non-redeemable shares issued by you during such period

              LESS the sum of:-

                  (i) an amount equal to the tax paid by the Group during such period; plus

                  (ii) an amount equal to any increase in net working capital (as defined above) during such period; plus

                  (iii) an amount equal to the Capital Expenditure (including investments) by the Group during such period less an amount equal to the net proceeds of disposal of fixed assets during such period; plus

                  (iv) an amount equal to the aggregate amount of dividends on ordinary shares paid by you during such period; plus

                  (v) any receipts of the Group by way of extraordinary items during such period;

                'CURRENT ASSETS' means all assets of the Group which would be classified, in accordance with generally accepted United Kingdom accounting principles (consistently applied) as current assets.

                'CURRENT LIABILITIES' means all liabilities of the Group which would be classified, in accordance with generally accepted United Kingdom accounting principles (consistently applied) as current liabilities.

                'DEBT SERVICE COSTS' means in respect of any financial period :-

                  (i) all interest, commission, periodic fees and other financial charges payable by any member of the Group during such period (including the interest element payable under finance leases) ; plus

                  (ii) the aggregate amount of all dividend payments on redeemable preference shares (and other shares) made by you during such period; plus

                  (iii) the aggregate amount of all debt repayments made by any member of the Group or due from any member of the Group (including redemption of any redeemable preference shares) during such period;



                                       5
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                          COMMERCIAL VARIABLE RATE LOAN

                'NET CASH FLOW BEFORE FINANCING' means, in respect of any
              financial period, the sum of :-

                  (i)  Profit; plus

                  (ii) an amount equal to the depreciation charged on fixed assets of the Group during such period and any other non-cash movements during such period; plus

                  (iii) an amount equal to any decrease in net working capital (being, in respect of any period, the net surplus (or deficit) of the aggregate stock in trade of the Group and the amount owed to members of the Group by debtors less the amount owed by them to creditors at the end of such period);

              LESS the sum of :-

                  (i) an amount equal to the tax paid by the Group during such period; plus

                  (ii) an amount equal to any increase in net working capital (as defined above) during such period; plus

                  (iii) an amount equal to the Capital Expenditure (including investments) by the Group during such period less an amount equal to the net proceeds of disposal of fixed assets during such period; plus

                  (iv) an amount equal to the interest paid (less interest received) by the Group for such period;

                  (v) an amount equal to the aggregate amount of dividends on ordinary shares paid by you during such period; plus

                  (vi) any receipts of the Group by way of extraordinary items during such period.

                'NET WORKING ASSETS' means, in respect of any period, the
              aggregate stock in trade of the Group and the amounts owed to members of the Group by trade debtors less the amounts owed by them to trade creditors at the end of such period.

                'PROFIT' means, in respect of any financial period, the amount of profit of the Group (excluding profit attributable to minority interests) before taxation, interest payable, and any unusual, extraordinary or exceptional items.

                'TANGIBLE NET WORTH' means the amount for the time being paid up or credited as paid up on your (or where your Parent is specified in term 2(b), your Parent's) issued share capital plus all reserves of the Group which would, in accordance with generally accepted United Kingdom accounting principles consistently applied be classified as shareholders capital plus retained earnings but deducting assets of the Group which would, in accordance with such principles, be classified as intangible assets.

                'TOTAL BORROWING' means the total outstanding principal amount of all borrowings or monies otherwise raised by the Group from all sources whatever, whether by way of debenture, mortgage, unsecured loan, overdraft or in any other manner (including redeemable preference shares) plus the aggregate face amount of all discounted acceptance credits.

3             AVAILABILITY OF LOAN

              From the Agreement Date you will have 12 months in which you can draw the Loan.



                                       6
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                          COMMERCIAL VARIABLE RATE LOAN

              However, you can only accept this offer and draw the Loan if we have received the following items from you and are satisfied with them:-

                  a)A copy of this agreement with the acceptance form signed on your behalf (and if your Parent is specified in term 2(b) on behalf of your Parent).

                  b)A certified copy of a resolution of your board of directors (and if your Parent is specified in term 2(b) a certified copy of a resolution of its board of directors) showing that you (and if applicable your Parent)

                  -        accept the terms and conditions of the Loan;

                  - agree to give the security set out in term 11 of the agreement; and

                  - authorise a person or persons to take such other action on your behalf (and if applicable your Parent's behalf) as may be necessary for the purpose of the agreement.

              You must give us three days' notice of your intention to draw the Loan or any part of it. These days must be Business Days. We will repay the existing loans and consolidate one million of the group overdraft hardcore.

              ACCEPTANCE OF THE OFFER CONTAINED IN THIS AGREEMENT MAY BE EFFECTED BY RECEIPT BY US AT THE LENDING BRANCH (PLEASE SEE TERM 3 OF THE AGREEMENT) WITHIN THIRTY DAYS OF THE DATE SPECIFIED IN TERM 1 OF THE AGREEMENT OF THE ITEMS SPECIFIED IN THIS PARAGRAPH.

4             INTEREST

              We will work out interest on the balance of the Loan outstanding from day to day on the basis of the actual number of days elapsed and a 365 day year.

              You must pay interest to us on our usual charging days in March, June, September and December or by combined interest and principal instalments (where specified under term 10) on such dates as are specified under term 10 of the agreement.

              You will pay interest at the rate shown in term 7 of the Agreement.

              We may charge interest to your current account or to your loan account.

              If you do not make any payments on the due date under this agreement, then the rate of interest specified in term 14 shall apply to any overdue amounts.

5             SECURITY

              You must give us the security shown in term 11 of the agreement and this will be a continuing security for the discharge on demand of all your indebtedness and your other liabilities to us from time to time.

              The open market value of the Security shall be determined at our option from time to time by an independent professional valuation. You will have to pay for this valuation.

6             FEES AND COSTS

              We have the right to debit your current account with the fees set out in term 8 and 15 of the agreement.





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                          COMMERCIAL VARIABLE RATE LOAN

7             EARLY REPAYMENT

              We may (but are not obliged to) agree to let you repay the Loan early if you ask us in writing. You must give us five days notice in writing to do this. This notice shall be irrevocable and these days must be Business Days. If we allow you to repay the Loan early, the prepayment will be on such terms as we may require including (without limitation) you indemnifying us against any funding or other costs, losses, expenses or liabilities (including loss of profit) sustained or incurred by us as a result of such prepayment.

              If we allow you to repay the loan early you will also have to pay us the prepayment fee set out in term 15 of the agreement.

              You cannot reborrow any amount you have prepaid.

8             LIABILITY

              If you are more than one person then the expression "you" shall mean all of such persons and (save where the context does not so admit) any of them and the obligation of those persons shall be joint and several.

              Each such person irrevocably appoints each other person as his agent for the service of any demand or notice under this agreement.

9             CURRENT ACCOUNTS

              You agree to maintain a current account with us throughout the period of the Loan.

10            PAYMENTS

              We may transfer amounts from your current account to meet the repayments set out in term 10 of the agreement.

              We may use any repayment instalment (including instalments of principal and interest) or any part of any repayment instalment to:

              -    reduce the amount of principal outstanding on the Loan.

              -    pay interest accrued on the Loan.

              -    discharge any other payment due under this agreement.

              You must make all payments under this agreement in full in pounds sterling without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise howsoever). If you are compelled by law to make any deduction or withholding, you will promptly pay to us such additional amounts as will make the net amount received by us equal to the full amount payable by you had there been no deduction or withholding.

11            SET-OFF

              We shall be entitled to set-off against any of your liabilities to us under this agreement (whether present, future, actual or contingent) any of your credit balances on any of your accounts with us or in your name. We do not have to give you any prior notice to do this.

12            DEFAULT

              If any of the following events occur, WE MAY, by giving you written notice, cancel our outstanding commitments to you (including the availability of the Loan if you have not drawn it in full) and demand immediate repayment of your indebtedness to us and exercise our rights under any Security:-




                                       8
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                          COMMERCIAL VARIABLE RATE LOAN

              (a) If you breach any term or condition (including any covenant) of this agreement.

              (b) If you do not make any payment on the date it is due under this agreement and whether by way of principal, interest or otherwise.

              (c) If you do not use the Loan for the purpose set out in term 5 of the agreement.

              (d) If the Security or any part of the Security shall cease to be fully enforceable in accordance with its terms or with effect from the date on which the determination of the continuing nature of the Security or any part thereof occurs, such continuing nature is determined whether such determination be by actual or constructive notice or be deemed to have occurred or any binding undertaking provided in the Security or any part of the Security shall be breached or any guarantor gives or purports to give notice to terminate its liabilities under any guarantee in respect of the Loan.

              (e) If you sell or dispose of any asset listed in term 11 of the agreement or it ceases to be in your sole possession.

              (f) If your current account becomes overdrawn after the debiting of any payment due from you under the Loan or it becomes overdrawn in excess of any limit agreed with us and you do not offer payment in cash to us when we inform you of this.

              (g) If any representation, warranty or statement made to us by you in connection with the Loan is breached or is false or if you fail to tell us anything which in our opinion is material to the Loan.

              (h) If you or any member of the Group make any default in the performance of any other agreement for borrowed money whether with us or any other lender whereby the due date of repayment thereunder is rendered capable of acceleration; or

                   if any of your indebtedness or the indebtedness of any member of the Group becomes or is declared by the holder or the lender thereof to be due and payable prior to its stated maturity or such indebtedness is not repaid in full at its stated maturity; or

                   if such indebtedness (including the indebtedness of any member of the Group) is repayable on demand and is not repaid in full immediately upon demand being made or if any guarantee or indemnity given by any giver of security in connection with any of your liabilities to us or any other lender is not honoured when due and called upon.

              (i) If a petition is presented or a resolution passed for your winding up or that of any member of the Group or a petition is presented for an administration order to be made in relation to you or any member of the Group; or

                   your directors or the directors of any member of the Group make a proposal for a voluntary arrangement with your creditors or the creditors of any member of the Group; or

                   you are unable to pay your debts within the meaning of
                   Section 123 of the Insolvency Act 1986 or any member of the Group is unable to pay its debts within the meaning of such section or an encumbrancer takes possession of or a receiver or an administrative receiver is appointed over any of your assets or over the assets of any member of the Group;

              (j) If there shall occur in our opinion a material effective change of control (as defined by Section 840 of the Income and Corporation Taxes Act 1988) of you or your Parent;

              (k) If there has occurred any change which in our reasonable opinion is a material adverse change in your business, assets or financial condition or in the business, assets or financial condition of the Group or any member of the Group which, in our



                                       9
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                          COMMERCIAL VARIABLE RATE LOAN

                   reasonable opinion, may affect your ability to comply with your obligations under this agreement.

              (l) If any judgement, distress, warrant of attachment, writ of execution or similar process is issued, levied or enforced upon any of your assets or the assets of any member of the Group or if any asset held by the Bank as security for the Loan is charged or becomes encumbered elsewhere.

              (m) If you or any member of the Group ceases or threatens to cease to carry on its business or sells, transfers or otherwise disposes of in any one transaction or series of related transactions any substantial part of its assets.

              (n) If you cease to be a Subsidiary Undertaking of your Parent ("Prestolite Electric Holding Incorporated").

13            DELAY IN EXERCISING OUR RIGHTS

              If we delay in giving any notice or exercising any of our rights under this agreement this should not be construed as a waiver of any of our rights.

14            DEMANDS AND NOTICES

              Any demand or notice to you will be made in writing and be signed by one of our officers and served either by personal delivery on you at any place or by post addressed to you at your place of business last known to us.

              Service by post on you shall be deemed to be effective on the next Business Day after the date of posting even if it is returned undelivered.

              Any notice to us under this agreement must be made in writing and signed by you or where you are a company, by a duly authorised officer on your behalf. It must be delivered by hand or by post to the Lending Branch specified in term 3 of the agreement.

15            COSTS AND EXPENSES

              You will pay all costs, charges and expenses arising in connection with the Loan and the Security including the negotiation and preparation of this agreement and the Security and all costs, charges and expenses arising in connection with the preservation and/or enforcement of our rights under this agreement or under the Security and will indemnify us for any and all losses, costs and expenses occasioned by the occurrence of an Event of Default.

16            GENERAL POINTS

              (a) If at any time any one or more of the provisions in this agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

              (b) Unless we expressly agree to do so in writing we do not hold ourselves out as providing advice on or considering the general suitability of this Loan for your particular circumstances (including tax circumstances ) and neither we nor our employees shall be liable for any indications given as to such suitability. We make no warranties or representations about the advisability of any underlying transaction entered into by you. You should obtain independent professional advice on such matters and upon any Security required by us.

              (c) If we determine in our opinion that as a result of any Requirement or compliance by us with any Requirement the cost to us of funding, maintaining or making available the

                          COMMERCIAL VARIABLE RATE LOAN

              Loan (or any undrawn amount of the Loan) is increased or the effective return to us on the Loan or on our capital is reduced, then you shall pay to us on demand such sums as may be certified to you by us as shall compensate us for the increased cost or reduction. `Requirement' means any law, regulation, directive or official request (whether or not having the force of law) and includes any change in its interpretation or application. It also includes any Requirement relating to a change in currency of a country.

              (d) If more than one currency or currency unit are at the same time recognised by the Bank of England as the lawful currency of the United Kingdom then:

              any reference in this agreement to, and any obligations arising under this agreement in, the currency of the United Kingdom shall be translated into, or paid in, the currency or currency unit of the United Kingdom designated by us; and

              any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the Bank of England for the conversion of that currency or currency unit into the other, rounded up or down by us acting reasonably.

              (e) If a change in any currency of the United Kingdom occurs, this agreement will be amended to the extent we specify to be necessary to reflect the change in currency and to put us in the same position, so far as possible, that we would have been in if no change in currency had occurred.

              (f) We may assign or transfer all or any of our rights and obligations under the Loan. You may not assign or transfer any of your rights or obligations under the Loan.

              (g) This agreement is governed by the laws of England.

              (h) All expressions in this letter bearing a plural meaning shall (where the context so admits) also bear the singular meaning and vice versa.

              (i) All references in this letter to any statutory provision shall be deemed to include any statutory modification or re-enactment of such provision.

              (j) If the effect of the introduction of or any change in applicable law or directive or the interpretation of such law or directive is to make or purport to make the Loan unlawful then our obligations under this agreement shall cease and you will on demand pay to us all amounts outstanding under the Loan.

17            REPRESENTATIONS AND WARRANTIES

              You represent and warrant that you have full power to accept and be bound by the terms and conditions set out in this agreement and to draw the Loan and that you have taken all necessary steps and obtained all necessary consents and authorisations to do so and that accordingly this agreement constitutes your legal, valid and binding obligations fully enforceable in accordance with their terms.

              You represent and warrant as follows:-

              (a) You are duly incorporated and validly existing under the laws of England.

              (b) No Event of Default has occurred or is outstanding and no event has occurred which with the giving of notice or the lapse of time would constitute an Event of Default.

              (c) All information, exhibits and reports furnished to us in connection with this agreement were and remain true and accurate in all respects and do not omit any facts thereby rendering misleading any statement contained therein.

              (d) The representations and warranties set out above shall survive your acceptance of this agreement and the drawing of the Loan and shall be deemed to be repeated on each


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                          COMMERCIAL VARIABLE RATE LOAN

                  day throughout the period of the Loan with reference to the facts and circumstances existing at that time.

18            ENVIRONMENTAL MATTERS

              (a) We may at any time during the period of the Loan require you to obtain a written up-date of the environmental audit referred to in paragraph 3 of the appendix (or if no audit was required under paragraph 3, a written confirmation that neither your assets nor the use of those assets has broken or is likely to break any Environmental Law). This must be done by an environmental consultant acceptable to us and at your expense.

              b) You must notify us immediately if you receive any claim, notice or other communication in respect of any alleged breach of Environmental Law.

              (c) You undertake to notify us immediately if any Environmental Licence is withdrawn or is not renewed.

              (d) You must give us certified copies of any new Environmental Licence and any renewal of any Environmental Licences within twenty-eight days of issue and you must meet all associated costs and expenses.

              (e) You represent and warrant to us that you have obtained all necessary Environmental Licences and you have at all times complied in all material respects with the terms and conditions of the Environmental Licences applicable to you and all other applicable Environmental Law. You also confirm that no Hazardous Materials (other than those incidental to your business and which are stored in full compliance with Environmental Licence(s)) have been used, disposed of, generated, stored, transported, deposited, buried or emitted at, on, from or under any premises (whether or not owned, leased, occupied or controlled by you) in circumstances where this might result in a liability on you.

              (f) You represent that you have not received any notices of withdrawal, violations and/or advisory action by regulatory agencies regarding environmental control matters or Environmental Licence compliance.

              (g) You will indemnify and hold us and our respective officers, directors, employees and agents (the 'Indemnified Parties') free and harmless from and against any and all actions, causes of action, losses, costs, liabilities and damages of any kind and every kind of character known or unknown, fixed or contingent, out of pocket or consequential and all expenses incurred in connection therewith including reasonable legal fees and disbursements irrespective of whether any such Indemnified Parties are a party to the action for which indemnification is sought) (the "Indemnified Environmental Liabilities") incurred by the Indemnified Parties or any of them as a result of or arising out of or relating to:-

              (i) The imposition or recording of any liens, pledges, charges or mortgages on or over any of your assets by any government agency or local governmental agency or authority pursuant to any Environmental Law or the removal of any such liens, pledges, charges or mortgages over any of your assets.

              (ii) The claims of any private parties or local government or government agency or authority regarding violations of Environmental Law in connection with your operations or the effect of the presence of any Hazardous Material on the value of the assets belonging to you or in connection with compliance by you or the Indemnified Parties with any regulation or order issued pursuant to Environmental Law. Your obligations to the Indemnified Parties shall continue after you have repaid the Loan. For the purposes of this agreement:-


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                          COMMERCIAL VARIABLE RATE LOAN

              "Environmental Law" shall mean any law, regulation, code of practice, circular, guidance notes or the like (whether in the United Kingdom or elsewhere and whether now existing or subsequently enacted or promulgated) or any judicial or administrative interpretation thereof concerning the protection of human health or the environment or the conditions of the work place or the generation, transportation, storage, treatment and disposal of hazardous materials.

              "Hazardous Materials" shall mean any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which are defined, determined identified prohibited, limited or regulated by Environmental Law or any other chemical, material, substance or element existing now or in the future and which is capable of causing harm to man or any other living organism which is capable of damaging the environment or public health or welfare including any controlled, special, dangerous, toxic, radioactive or hazardous waste.

              "Environmental Licence" shall mean any permit, licence or authorisation, consent or other approval required by Environmental Law.





              ------------------------------------
              For and on behalf of
              National Westminster Bank Plc

              Date
                  --------------------------------



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                          COMMERCIAL VARIABLE RATE LOAN

                               FORM OF ACCEPTANCE

         We accept the Loan on the terms and conditions set out in this letter





         By:
             -------------------------------------------------------
         For and on behalf of Prestolite Electric Limited


         Date:
              ------------------------------------------------------






         By:
             -------------------------------------------------------
         For and on behalf of Prestolite Electric Incorporated


         Date:
              ------------------------------------------------------




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